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                                                               Exhibit 24.3


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Amended and Restated EnSys Environmental Products, Inc. 1995 Stock Incentive Plan of our report dated October 27, 1995, with respect to the consolidated financial statements of Ohmicron Corporation included in the Registration Statement
(Form S-4 No. 333-17505) filed with the Securities and Exchange Commission.

Philadelphia, Pennsylvania                          /s/ Ernst & Young LLP
January 24, 1997